Exhibit 99.1

News Release

AMAG Pharmaceuticals and Takeda Announce Mutual Termination of Agreement to License,

Develop and Commercialize Ferumoxytol in Ex-U.S. Territories, Including Europe

WALTHAM, Mass. and OSAKA, Japan December 29, 2014 -  AMAG Pharmaceuticals (NASDAQ: AMAG) and Takeda Pharmaceutical Company Limited (Takeda) announced today that they have entered into an agreement to mutually terminate the March 2010 license, development and commercialization agreement, which granted Takeda exclusive rights to market ferumoxytol in Canada, the European Union (EU) and Switzerland, as well as certain other geographic territories (under the trade name Rienso® outside of Canada where the product’s trade name is Feraheme®).

Under the terms of the termination agreement, AMAG will regain all worldwide development and commercialization rights for Feraheme/Rienso.  Takeda will make a payment to AMAG in connection with the termination and will provide certain transition services to AMAG for up to 180 days after the marketing authorization transfer in each territory.  In addition, both parties will undertake a transfer of the regulatory files for the product in each respective territory, and Takeda will not participate in any future development or commercialization activities.

Takeda has been commercializing Feraheme in Canada and Rienso in the EU for the treatment of iron deficiency anemia (IDA) in patients with chronic kidney disease (CKD). In both of these territories, Takeda has submitted applications to expand the product’s current label to include all patients with IDA regardless of underlying cause.  AMAG will be assessing various alternative commercialization strategies for Feraheme in Canada and Rienso in the EU based, in part, on the pending regulatory decisions which are expected in 2015.

About Feraheme® (ferumoxytol)/Rienso

Feraheme received marketing approval from the FDA on June 30, 2009 for the treatment of IDA in adult CKD patients and was commercially launched by AMAG in the U.S. shortly thereafter. Ferumoxytol is protected in the U.S. by five issued patents covering the composition and dosage form of the product. Each issued patent is listed in the FDA’s Orange Book, the last of which expires in June 2023.

Ferumoxytol received marketing approval in Canada in December 2012, where it has been marketed by Takeda as Feraheme, and in the European Union in June 2013 where it has been marketed by Takeda as

Rienso.  Ferumoxytol received marketing approval in Switzerland in August 2013.

Feraheme/Rienso is contraindicated in patients with known hypersensitivity to Feraheme/Rienso or any of its components. Serious hypersensitivity reactions, including anaphylactic-type reactions, have been reported in patients receiving Feraheme/Rienso. Serious adverse reactions of clinically significant hypotension have been reported in the post-marketing experience of Feraheme/Rienso.

For additional U.S. product information, including full prescribing information, please visit www.feraheme.com.

About AMAG

AMAG Pharmaceuticals, Inc. is a specialty pharmaceutical company with a focus on maternal health, anemia and cancer supportive care. The primary goal of AMAG and its maternal health division, Lumara HealthTM, is to bring to market therapies that provide clear benefits and improve patients’ lives. In addition to continuing to pursue opportunities to make new advancements in patients’ health and to enhance treatment accessibility, AMAG intends to continue to expand and diversify its portfolio through the in-license or purchase of additional pharmaceutical products or companies. For additional company information, please visit www.amagpharma.com.

AMAG PHARMACEUTICALS® is a registered trademark of AMAG Pharmaceuticals, Inc. LUMARA HEALTH™ is a trademark of Lumara Health Inc.

AMAG Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other federal securities laws. Any statements contained herein which do not describe historical facts, including among others, statements regarding Takeda’s payments and services to AMAG, worldwide development and commercialization rights for Feraheme/Rienso for IDA and/or CKD, the transfer of regulatory files by Takeda in each respective territory and AMAG’s assessment of commercialization strategies for Feraheme/Rienso in Canada and the EU are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others: (1) limitations on AMAG’s ability to invest in the development and commercialization of Feraheme/Rienso outside the U.S., especially in light of AMAG’s being highly leveraged, (2) AMAG may not be able to successfully commercialize Feraheme/Rienso using alternate strategies in Canada and the EU, or may choose not to do so, (3) uncertainties regarding the likelihood and timing of potential approval of Feraheme/Rienso in the U.S., the EU and Canada in the broader IDA indication in light of the complete response letter AMAG received from the FDA informing

AMAG that its supplemental new drug application (sNDA) for the broader indication could not be approved in its present form and stating that AMAG has not provided sufficient information to permit labeling of Feraheme/Rienso for safe and effective use for the proposed broader indication and similar concerns raised by European and Canadian regulators, (4) the possibility that following review of post-marketing safety data, including reports of serious anaphylaxis, cardiovascular events, and death, and/or in light of the label changes requested by the European Medicines Agency’s (EMA) Pharmacovigilance Risk Assessment Committee (PRAC) and confirmed by the Committee for Medicinal Products for Human Use (CHMP), the FDA, European or Canadian regulators will request additional technical or scientific information, new studies or reanalysis of existing data, on-label warnings, post-marketing requirements/commitments or risk evaluation and mitigation strategies (REMS) in the current CKD indication for Feraheme/Rienso, or cause Feraheme/Rienso to be withdrawn from the market, and the additional costs and expenses that will or may be incurred in connection with such activities, (5) whether AMAG’s proposed label changes will be acceptable to the FDA or other regulatory authorities and what impact such changes, or such additional changes as U.S. and/or non-U.S. regulators may require, will have on sales of Feraheme/Rienso, (6) AMAG’s ability to successfully compete in the IV iron replacement market both in the U.S. and outside the U.S. as a result of limitations, restrictions or warnings in Feraheme’s/Rienso’s current or future label, including the changes recommended by PRAC and confirmed by CHMP that Rienso be administered to patients by infusion over at least 15-minutes (replacing injection) and that it be contraindicated for patients with any known history of drug allergy, (7) the possibility that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso and in turn affect sales or AMAG’s ability to market the product both in the U.S. and outside of the U.S., (8) AMAG’s patents and proprietary rights both in the U.S. and outside the U.S., (9) the risk of an Abbreviated New Drug Application (ANDA) filing for Feraheme, especially following the FDA’s draft bioequivalence recommendation for ferumoxytol published in December 2012, (10) the impact on sales if AMAG disseminates future Dear Healthcare Provider letters in the U.S., Europe, Canada or other markets, (11) AMAG’s ability to execute on its long-term strategic plan or to realize the expected results from its long-term strategic plan, (12) the possibility that AMAG will not realize expected synergies and other benefits from its acquisition of Lumara Health, as well as AMAG’s ability to pursue additional business development opportunities, especially in light of AMAG’s being highly leveraged and (13) other risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and subsequent filings with the SEC. Any of the above risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. Use of the term “including” in the two paragraphs above shall mean in each case “including, but not limited to.” AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About Takeda Pharmaceutical Company Limited

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to strive towards better health for people worldwide through leading innovation in medicine. Additional information about Takeda is available through its corporate website, www.takeda.com.

Takeda Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements regarding Takeda’s plans, outlook, strategies, results for the future, and other statements that are not descriptions of historical facts. Forward-looking statements may be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “assume,” “continue,” “seek,” “pro forma,” “potential,” “target,” “forecast,” “guidance,” “outlook” or “intend” or other similar words or expressions of the negative thereof. Forward-looking statements are based on estimates and assumptions made by management that are believed to be reasonable, though they are inherently uncertain and difficult to predict. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Some of these risks and uncertainties include, but are not limited to, (1) the economic circumstances surrounding Takeda’s business, including general economic conditions in Japan, the United States and worldwide; (2) competitive pressures and developments; (3) applicable laws and regulations; (4) the success or failure of product development programs; (5) actions of regulatory authorities and the timing thereof; (6) changes in exchange rates; (7) claims or concerns regarding the safety or efficacy of marketed products or product candidates in development; and (8) integration activities with acquired companies.

The forward-looking statements contained in this press release speak only as of the date of this press release, and Takeda undertakes no obligation to revise or update any forward-looking statements to reflect new information, future events or circumstances after the date of the forward-looking statement. If Takeda does update or correct one or more of these statements, investors and others should not conclude that Takeda will make additional updates or corrections.

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Contact:

AMAG Pharmaceuticals, Inc.:

Katie Payne, 617-498-3303

Takeda Pharmaceuticals Company Limited:

Corporate Communications Dept.

+81-3-3278-2037